Exhibit 99.4

2024 Company Overview

WINDSTREAM

Windstream showed solid financial and operational performance across our business in 2024. We embraced and instilled quality into every element of our company, leading to operational effectiveness and an improved customer experience. In 2025, as we look forward to our merger with Uniti, we will leverage our commitment to quality and operational excellence to accelerate fiber construction, grow market share, and strengthen our customer relationships.

2024 Financial Snapshot

~$3.7B	~$1.5B[1]	$884M
Revenue	Adj. EBITDAR	CapEx

WINDSTREAM

- Announced Merger with Uniti, bringing the network and operations back together and creating further opportunities to accelerate growth
- Completed multiple refinancing transactions that improved Windstream's debt maturity profile by several years and funded our expanded build plan in 2025
- Achieved Adjusted EBITDAR and Free Cash Flow Guidance

kinetic

- Increased fiber coverage by 11% year-over-year, resulting in 1.6 million consumer premises passed and representing 37% fiber coverage of our Kinetic markets
- Grew Fiber Subscribers by 16% year-over-year, resulting in approximately 450K fiber customers and 27% fiber penetration

WINDSTREAM ENTERPRISE & windstream wholesale

- Continued execution of our Enterprise transformation strategy, which is shifting away from legacy revenues and towards our Strategic and Advanced IP Products, which now represent 91% of Enterprise Service Revenues[2]
- Generated solid Wholesale strategic revenue performance highlighted by high demand from carriers, content providers and hyperscalers

(1) Adjusted EBITDAR excluding gain on sale of operating assets. (2) Excludes end-user surcharges and is based on 4Q24 results on an annualized basis.

Strong Balance Sheet with No Near-Term Maturities

Debt Maturity as of 4Q 2024


Revolver Draw
Undrawn Revolver
Term Loan
8.25% Sr First Lien Notes
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$-
$475
$500
$2,200
2025
2026
2027
2028
2029
2030
2031

Ended 4Q with

$640M

Net Liquidity

and

2.35x

Net Debt to Adjusted EBITDA

Note: Available capacity under credit facility excludes outstanding letters of credit of $184 million of which $152.5 million was issued to Universal Service Administrative Company as a condition for Windstream receiving RDOF funding
Effective September 21, 2024, the borrowing capacity under the credit facility decreased from $500 million to $475 million.

2025 Priorities

Where to Find Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  This communication may be deemed to be solicitation material in respect of the proposed merger between Windstream and Uniti (the “proposed transaction”).  In connection with the proposed transaction, Windstream filed a registration statement on Form S-4, containing a proxy statement/prospectus, with the SEC on February 12, 2025 and Uniti filed a proxy statement with the SEC on February 12, 2025. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders are able to obtain copies of the registration statement and proxy statement/prospectus (when available) as well as other filings containing information about Windstream and Uniti, without charge, at the SEC’s website, http://www.sec.gov. Copies of the registration statement and proxy statement/prospectus and each company’s other filings with the SEC may also be obtained free of charge from the respective companies. Copies of documents filed with the SEC by Windstream will be made available free of charge on Windstream’s investor relations website at https://investor.windstream.com/. Copies of documents filed with the SEC by Uniti will be made available free of charge on Uniti’s investor relations website at https://investor.uniti.com/.

Participants in the Solicitation

Windstream and Uniti and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Uniti is set forth in its definitive proxy statement, which was filed with the SEC on February 12, 2025. Investors may obtain additional information regarding the interests of such participants by reading the registration statement, proxy statement/prospectus and other relevant materials regarding the proposed transaction.